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                               KPMG PEAT MARWICK
                     6565 AMERICAS PARKWAY N.E., SUITE 700
                            ALBUQUERQUE, NM  87190
          (505) 884-3939 (telephone)       (505) 884-8348 (facsimile)





                         Independent Auditors' Consent
                         -----------------------------



The Board of Directors and Shareholders
Cell Robotics International, Inc.:

We consent to incorporation by reference in the registration statement No. 333-55951 on Form S-3 of Cell Robotics International, Inc. of our report dated March 24, 1999, relating to the consolidated balance sheets of Cell Robotics International, Inc. and subsidiary as of December 31, 1998, and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1998, which report appears in the December 31, 1998, annual report on Form 10-KSB of Cell Robotics International, Inc.


Albuquerque, New Mexico
April 6, 1999